UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2019

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Item 2.05             Costs Associated with Exit or Disposal Activities.

On September 20, 2019, The Chemours Company (the “Company”) announced plans to exit its Methylamines and Methylamides business operated at Belle, West Virginia.

The Company is targeting November 2019 to stop production of Methylamines and Methylamides at Belle. The Company expects to commence remediation and dismantlement in 2020, which is estimated will take approximately one year. The Company will work with all of its Methylamines and Methylamides customers during this transition.

The Company estimates that it will incur a total of approximately $43 million of pre-tax charges related to the plan to exit the Methylamines and Methylamides business at Belle, comprised primarily of non-cash impairment charges on property, plant and equipment of approximately $30 million and cash expenditures of approximately $13 million. The estimated cash expenditures are expected to consist of approximately $4 million for severance and other employee costs, $8 million for decommissioning, dismantling and removal costs, and $1 million for other termination-related costs. The Company expects to incur all of the non-cash and severance charges in the remainder of 2019 and the remaining cash charges are expected to be incurred during 2020.

The Methylamines and Methylamides business contributed Net Sales of $125 million and negative EBITDA of $3.5 million in 2018. The Belle site will continue to produce other products for its Fluoroproducts and Chemical Solutions businesses.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements may address, among other things, financial performance, business plans, and cost and timeline estimates, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond the Company’s control. Additionally, there may be other risks and uncertainties that the Company is unable to identify at this time or that the Company does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Item 2.06             Material Impairments.

The information set forth in Item 2.05 above is incorporated into this Item 2.06 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial
Financial Officer and Treasurer

Date:	September 20, 2019